As Filed With the Securities and Exchange Commission on February                     , 2006
Registration No. 333- _______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ECOLOGY AND ENVIRONMENT, INC.
(Exact name of issuer as specified in its charter)

New York	16-0971022

(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)
368 Pleasant View Drive
Lancaster, New York 14086-1397
(Address of principal executive offices including zip code)
ECOLOGY AND ENVIRONMENT, INC.
1998 Stock Award Plan (As Amended)
(Full title of the plan)
Gerhard J. Neumaier, President
ECOLOGY AND ENVIRONMENT, INC.
368 Pleasant View Drive
Lancaster, New York 14086-1397
(Name and address of agent for service)
(716) 684-8060
(Telephone number, including area code, of agent for service)
Copies to:

David H. Alexander, Esq.	Ronald L. Frank, Executive V.P.
Gross, Shuman, Brizdle & Gilfillan, P.C.	Ecology and Environment, Inc.
465 Main Street, Suite 600	368 Pleasant View Drive
Buffalo, New York 14203	Lancaster, New York 14086
CALCULATION OF REGISTRATION FEE

	Proposed	Proposed
Title of	maximum	maximum
securities	Amount	offering	Aggregate	Amount of
to be	to be	price	offering	registration
registered	registered (1)	per share (2)	price (2)	fee
Class A Common Stock, $.0l par value	88,000	$9.58	$843,040	$90.21

(1) This Registration Statement also includes an indeterminate number of additional shares of Class A Common Stock of the Registrant which may be issuable pursuant to the Plan as a result of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) This calculation which is made solely for the purpose of determining the amount of the registration fee, is made pursuant to Rule 457 and is based on a price of $9.58 per share, the average of the high and low price of a share of common stock on February 2, 2006, as reported on the American Stock Exchange.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
     The purpose of this Registration Statement on Form S-8 (the “Registration Statement”) is to register 88,000 additional shares of Class A Common Stock of Ecology and Environment, Inc. (the “Registrant”) reserved for issuance under the Registrant’s 1998 Stock Award Plan, as amended (the “Plan”). In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-30085) relating to the Plan are incorporated by reference into this Registration Statement.

PART II
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4.5 1998 Stock Award Plan
EX-5.1 Consent - Gross Shuman
EX-23.1 Consent - PriceWaterHouse
EX-23.2 Consent - Schneider Downs

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit No.	Description
4.5	Ecology and Environment, Inc. 1998 Stock Award Plan — Amendment No. 4 *

5.1	Opinion and Consent of Gross, Shuman, Brizdle & Gilfillan, P.C. *

23.1	Consent of PricewaterhouseCoopers, LLP *

23.2	Consent of Schneider Downs & Co., Inc.*

23.3	Consent of Gross, Shuman, Brizdle & Gilfillan, P.C. is included in the Opinion filed as Exhibit 5.1 to this Registration Statement

*	Filed with this Registration Statement

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lancaster, State of New York on the 7th day of February, 2006.

ECOLOGY AND ENVIRONMENT, INC.
By:	/s/ Gerhard J. Neumaier
Gerhard J. Neumaier, President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerhard J. Neumaier
Gerhard J. Neumaier	President, (Chief Executive Officer) and Director	February 7, 2006

/s/ Frank B. Silvestro
Frank B. Silvestro	Executive Vice-President and Director	February 7, 2006

/s/ Gerald A. Strobel
Gerald A. Strobel	Executive Vice-President and Director	February 7, 2006

/s/ Ronald L. Frank
Ronald L. Frank	Secretary, Treasurer, Executive Vice-President of Finance (Principal Financial and Accounting Officer) and Director	February 7, 2006

/s/ Gerard A. Gallagher, Jr.
Gerard A. Gallagher, Jr.	Director	February 7, 2006

/s/ Harvey J. Gross
Harvey J. Gross	Director	February 7, 2006

/s/ Ross M. Cellino
Ross M. Cellino	Director	February 7, 2006

/s/ Timothy Butler
Timothy Butler	Director	February 7, 2006

EXHIBIT INDEX

Exhibit		Sequentially
Number	Exhibit	Numbered Page
4.5	Ecology and Environment, Inc. 1998 Stock Award Plan — Amendment No. 4	8

5.1	Opinion and Consent of Gross, Shuman, Brizdle & Gilfillan, P.C.	9

23.1	Consent of PricewaterhouseCoopers, LLP	11

23.2	Consent of Schneider Downs & Co., Inc.	12

23.3	Consent of Gross, Shuman, Brizdle & Gilfillan, P.C. is included in the Opinion as filed as Exhibit 5.1 to this Registration Statement